As filed with the Securities and Exchange Commission on June 25, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOOGLE INC.

(Exact name of Registrant as specified in its charter)

Delaware	7375	77-0493581
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Eric E. Schmidt

Chief Executive Officer

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Drummond, Esq. Donald S. Harrison, Esq. Katherine Stephens, Esq. Google Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000	Janet L. Fisher, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.001 par value	1,076,123	$491.17	$528,559,333.91	$37,686.28

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s Class A common stock on June 22, 2010, as reported on The Nasdaq Global Select Market.

1,076,123 Shares

Google Inc.

Class A Common Stock

All of the shares of our Class A common stock in this offering are being sold by the selling stockholders identified in this prospectus or a supplement hereto. The shares of our Class A common stock that may be offered by each selling stockholder using this prospectus represent shares of our Class A common stock that we issued to such selling stockholder in connection with our acquisition of AdMob, Inc. We will not receive any of the proceeds from the sale of these shares of our Class A common stock by the selling stockholders.

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to 10 votes per share and is convertible at any time into one share of Class A common stock.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “GOOG.” The closing price of our Class A common stock on June 24, 2010 was $475.10 per share.

The shares of our Class A common stock offered by the selling stockholders may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices. This prospectus describes the general manner in which the shares of our Class A common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of Class A common stock may be offered and sold will be described in a supplement to this prospectus.

Investing in our Class A common stock involves risks. You should carefully consider the risks referenced under “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any supplement hereto, before making a decision to invest in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2010.

i

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include all statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks, uncertainties and assumptions related to: the intense competition we face; failure to innovate and provide products and services that are useful to users; our dependence on advertising revenues; failure to maintain and enhance our brand; and other risks, uncertainties and assumptions included in our periodic reports and in other documents that we file with the Securities and Exchange Commission (the “SEC”).

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find Additional Information.” We provide a cautionary discussion of selected risks and uncertainties regarding an investment in our Class A common stock in our periodic reports and in other documents that we file with the SEC.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors,” which we describe in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 5, 2010, and in other documents that we subsequently file with the SEC that are incorporated by reference herein.

Google Inc.

Google Inc. is a global technology leader focused on improving the ways people connect with information. Our innovations in web search and advertising have made our website a top internet property and our brand one of the most recognized in the world. We maintain a large index of websites and other online content, which we make freely available via our search engine to anyone with an internet connection. Our automated search technology helps people obtain nearly instant access to relevant information from our vast online index.

We generate revenue primarily by delivering relevant, cost-effective online advertising. Businesses use our AdWords program to promote their products and services with targeted advertising. In addition, the third-party websites that comprise the Google Network use our AdSense program to deliver relevant ads that generate revenue and enhance the user experience.

Our mission is to organize the world’s information and make it universally accessible and useful. We believe that the most effective, and ultimately the most profitable, way to accomplish our mission is to put the needs of our users first. We have found that offering a high-quality user experience leads to increased traffic and strong word-of-mouth promotion. Our dedication to putting users first is reflected in three key commitments:

•

We will do our best to provide the most relevant and useful search results possible, independent of financial incentives. Our search results will be objective, and we do not accept payment for search result ranking or inclusion.

•

We will do our best to provide the most relevant and useful advertising. Advertisements should not be an annoying interruption. If any element on a search result page is influenced by payment to us, we will make it clear to our users.

•	We will never stop working to improve our user experience, our search technology and other important areas of information organization.

We believe that our user focus is the foundation of our success to date. We also believe that this focus is critical for the creation of long-term value. We do not intend to compromise our user focus for short-term economic gain.

Corporate Information

We were incorporated in California in September 1998, and in August 2003, we reincorporated in Delaware. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. We maintain a number of websites, including www.google.com. The information on, or accessible through, our websites is not part of this prospectus.

Google® is a registered trademark in the United States and several other countries. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective holders.

The Offering

This prospectus relates to the resale of shares of our Class A common stock held by the selling stockholders identified under “Selling Stockholders” or a supplement to this prospectus. The shares of our Class A common stock that may be offered by each selling stockholder using this prospectus represent shares of our Class A common stock that we issued to each selling stockholder in connection with our acquisition of AdMob, Inc. We will not receive any of the proceeds from the sale of these shares of our Class A common stock by the selling stockholders.

RISK FACTORS

You should carefully consider, among other things, the risks described under “Risk Factors” in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 5, 2010, and in other documents that we include or incorporate by reference into this prospectus.

USE OF PROCEEDS

All of the shares of Class A common stock being offered hereby are being sold by the selling stockholders identified in this prospectus or a supplement hereto. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from this offering. See “Selling Stockholders.”

SELLING STOCKHOLDERS

This prospectus relates to the resale of shares of our Class A common stock held by the selling stockholders listed in the table below. The selling stockholders acquired these shares from us in a private offering pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act in connection with our acquisition of AdMob, Inc. on May 27, 2010. The registration statement of which this prospectus forms a part has been filed pursuant to registration rights granted to the selling stockholders as part of our acquisition.

Under the terms of the registration rights agreement, dated as of November 7, 2009, among us, the selling stockholders and James Goetz, as stockholders’ representative, we will pay all expenses of the registration of the shares of Class A common stock, including SEC filing fees, except that the selling stockholders will pay the fees and expenses of their own counsel and all underwriting discounts and selling commissions, if any. Our expenses for the registration of the shares of Class A common stock are estimated to be approximately $210,000.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of Class A common stock held by the selling stockholders as of June 22, 2010, except as described in the notes to such table. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our Class A common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Class A common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all their shares of Class A common stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 246,154,645 shares of our Class A common stock outstanding at June 22, 2010, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.

Unless otherwise described below, to our knowledge, none of the selling stockholders named on an individual basis in the table below has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers purchased the shares of Class A common stock outside the ordinary course of business or, at the time of their acquisition of the shares of Class A common stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares.

The figures in the table below do not include the 143,100 shares of our Class A common stock held in escrow to satisfy potential indemnification claims and to be released to the selling stockholders 15 months after the closing of our acquisition of AdMob, Inc. or such later time as all claims against the escrow fund have been settled as contemplated by the merger agreement, dated as of November 7, 2009, among us, Marlon Inc., AdMob, Inc. and James Goetz, as stockholders’ representative, and the escrow agreement, dated as of May 26, 2010, among us, Marlon Inc., AdMob, Inc., James Goetz, as stockholders’ representative, and Computershare Trust Company, N.A., each relating to the acquisition. The figures in the table below do, however, include shares of our Class A common stock issued to certain selling stockholders that are subject to vesting.

	Prior to the offering (1) (2)			After the offering (5)
Name of Selling Stockholder	Number of shares of Class A common stock beneficially owned	Percent of shares of Class A common stock outstanding	Number of shares of Class A common stock being registered for resale (3) (4)	Number of shares of Class A common stock beneficially owned	Percent of shares of Class A common stock outstanding
Accel Investors 2007 L.L.C. (6) (7)	23,591	*	23,591	—	*
Accel Investors 2007 L.L.C. transferees who beneficially own, in the aggregate, less than 1% of our Class A commonstock (8)	25,775	*	23,506	2,269	*
Accel IX L.P. (9) (10)	219,879	*	219,879	—	*
Accel IX L.P. transferees who beneficially own, in the aggregate, less than 1% of our Class A common stock (11) (12)	3,634,899	*	218,646	3,416,253	*
Accel IX Strategic Partners L.P. (13) (14)	23,405	*	23,405	—	*
Accel IX Strategic Partners L.P. transferees who beneficially own, in the aggregate, less than 1% of our Class A common stock (15)	31,083	*	22,007	9,076	*
Draper Fisher Jurvetson Growth Fund 2006, L.P. (16) (17)	27,163	*	27,163	—	*
Draper Fisher Jurvetson Growth Fund 2006, L.P. transferees who beneficially own, in the aggregate, less than 1% of our Class A common stock (18)	—	*	—	—	*
Draper Fisher Jurvetson Partners Growth Fund 2006, LLC (19) (20)	2,196	*	2,196	—	*
Draper Fisher Jurvetson Partners Growth Fund 2006, LLC transferees who beneficially own, in the aggregate, less than 1% of our Class A common stock (21)	—	*	—	—	*
Sequoia Capital Growth Fund III, LP (22) (23)	64,713	*	64,713	—	*
Sequoia Capital Growth Fund III, LP transferees who beneficially own, in the aggregate, less than 1% of our Class A common stock (24) (25)	2,428,467	*	—	2,428,467	*
Sequoia Capital Growth III Principals Fund, LLC (26) (27)	3,341	*	3,341	—	*
Sequoia Capital Growth III Principals Fund, LLC transferees who beneficially own, in the aggregate, less than 1% of our Class A common stock (28)	109,626	*	—	109,626	*
Sequoia Capital Growth Partners III, LP (29) (30)	708	*	708	—	*
Sequoia Capital Growth Partners III, LP transferees who beneficially own, in the aggregate, less than 1% of our Class A common stock (31)	153,493	*	—	153,493	*
Sequoia Capital XII, LP (32) (33)	333,388	*	333,388	—	*
Sequoia Capital XII, L.P. transferees who beneficially own, in the aggregate, less than 1% of our Class A common stock (34) (35)	2,432,908	*	—	2,432,908	*
Sequoia Capital XII Principals Fund, LLC (36) (37)	35,631	*	35,631	—	*
Sequoia Capital XII Principals Fund, LLC transferees who beneficially own, in the aggregate, less than 1% of our Class A common stock (38)	113,014	*	—	113,014	*
Sequoia Technology Partners XII, LP (39) (40)	12,474	*	12,474	—	*
Sequoia Technology Partners XII, LP transferees who beneficially own, in the aggregate, less than 1% of our Class A common stock (41)	318,757	*	—	318,757	*
All other selling stockholders who beneficially own, in the aggregate, less than 1% of our Class A common stock (42)	301,918	*	290,630	11,288	*
Total shares of our Class A common stock registered (43)			1,301,278

*	Represents less than 1% of the total aggregate amount of shares of our Class A common stock outstanding as of June 22, 2010.
(1)	The amounts set forth in these columns include the shares of our Class A common stock beneficially owned by each selling stockholder as of June 22, 2010 (including any shares that the selling stockholder has the right to acquire within 60 days of the date hereof through the exercise of any options or other rights).
(2)	The amounts set forth in these columns do not include any shares of our Class A common stock that any transferees of any of Accel Investors 2007 L.L.C., Accel IX L.P., Accel IX Strategic Partners L.P., Draper Fisher Jurvetson Growth Fund 2006, L.P., Draper Fisher Jurvetson Partners Growth Fund 2006, LLC, Sequoia Capital Growth Fund III, LP, Sequoia Capital Growth III Principals Fund, LLC, Sequoia Capital Growth Partners III, LP, Sequoia Capital XII, LP, Sequoia Capital XII Principals Fund, LLC or Sequoia Technology Partners XII, LP (each, a “Fund” and collectively, the “Funds”) expect to receive in connection with a distribution by such Fund upon the filing of the registration statement of which this prospectus forms a part, except to the extent otherwise set forth in these notes. To the extent required by applicable law, such shares will be added to this table by means of a prospectus supplement.
(3)	The amounts set forth in this column are the shares of our Class A common stock that may be offered by each selling stockholder using this prospectus. These amounts do not include any other shares of our Class A common stock that the selling stockholders may own beneficially or otherwise.
(4)	The amounts set forth in this column do not include any shares of our Class A common stock that transferees of any Fund expect to receive in connection with a distribution of such shares by such Fund, except to the extent otherwise set forth in these notes. To the extent required by applicable law, such shares will be added to this table by means of a prospectus supplement.
(5)	Assumes all shares of our Class A common stock being offered hereby are sold by the selling stockholders.
(6)	James W. Breyer, Kevin J. Efrusy, Ping Li, Arthur C. Patterson, Theresia Gouw Ranzetta and J. Peter Wagner are the Managing Members of Accel Investors 2007 L.L.C. and have sole voting and investment power over the shares of Class A common stock being registered for resale.
(7)	Accel Investors 2007 L.L.C. has informed us that it will distribute its shares of Class A common stock to its investors immediately following the filing of the registration statement of which this prospectus forms a part. Those of such transferees that were made known to us based upon written representations from the selling stockholders are collectively listed in the table under the heading “Accel Investors 2007 L.L.C. transferees who beneficially own, in the aggregate, less than 1% of the Class A common stock.” Share data for transferees includes shares to be so distributed based on the closing price of our Class A common stock on The Nasdaq Global Select Market on June 24, 2010.
(8)	This category includes selling stockholders who will receive shares of Class A common stock distributed by Accel Investors 2007 L.L.C. to its investors immediately following the filing of the registration statement of which this prospectus forms a part. The amounts reflected in this category do not include any other shares of our Class A common stock that such selling stockholders may be deemed to beneficially own as a result of their affiliation with, or investment in, the other Funds. To the extent required by applicable law, additional selling stockholders in this category will be added by means of a prospectus supplement.
(9)	Accel IX Associates L.L.C. (“A9A”) is the General Partner of Accel IX L.P. and has sole voting and investment power over the shares of Class A common stock being registered for resale. James W. Breyer, Kevin J. Efrusy, Ping Li, Arthur C. Patterson, Theresia Gouw Ranzetta and J. Peter Wagner are the Managing Members of A9A and share such powers.
(10)	Accel IX L.P. has informed us that it will distribute its shares of Class A common stock to its investors immediately following the filing of the registration statement of which this prospectus forms a part. A9A, the General Partner of Accel IX L.P., has also informed us that it will distribute its shares of Class A common stock received from Accel IX L.P. to its investors following such filing. Those of such transferees that were made known to us based upon written representations from the selling stockholders are collectively listed in the table under the heading “Accel IX L.P. transferees who beneficially own, in the aggregate, less than 1% of the Class A common stock.” Share data for transferees includes shares to be so distributed based on the closing price of our Class A common stock on The Nasdaq Global Select Market on June 24, 2010.

(11)	This category includes selling stockholders who will receive shares of Class A common stock distributed by Accel IX L.P. to its investors immediately following the filing of the registration statement of which this prospectus forms a part. The amounts reflected in this category do not include any other shares of our Class A common stock that such selling stockholders may be deemed to beneficially own as a result of their affiliation with, or investment in, the other Funds. To the extent required by applicable law, additional selling stockholders in this category will be added by means of a prospectus supplement.
(12)	This category includes 4,110 shares of a transferee being registered for resale over which each of John L. Hennessy and K. Ram Shriram, members of the board of directors of Google Inc., exercises shared voting and investment power.
(13)	A9A is the General Partner of Accel IX Strategic Partners L.P. and has sole voting and investment power over the shares of Class A common stock being registered for resale. James W. Breyer, Kevin J. Efrusy, Ping Li, Arthur C. Patterson, Theresia Gouw Ranzetta and J. Peter Wagner are the Managing Members of A9A and share such powers.
(14)	Accel IX Strategic Partners L.P. has informed us that it will distribute its shares of Class A common stock to its investors immediately following the filing of the registration statement of which this prospectus forms a part. A9A, the General Partner of Accel IX Strategic Partners L.P., has also informed us that it will distribute its shares of Class A common stock received from Accel IX Strategic Partners L.P. to its investors following such filing. Those of such transferees that were made known to us based upon written representations from the selling stockholders are collectively listed in the table under the heading “Accel IX Strategic Partners L.P. transferees who beneficially own, in the aggregate, less than 1% of the Class A common stock.” Share data for transferees includes shares to be so distributed based on the closing price of our Class A common stock on The Nasdaq Global Select Market on June 24, 2010.
(15)	This category includes selling stockholders who will receive shares of Class A common stock distributed by Accel IX Strategic Partners L.P. to its investors immediately following the filing of the registration statement of which this prospectus forms a part. The amounts reflected in this category do not include any other shares of our Class A common stock that such selling stockholders may be deemed to beneficially own as a result of their affiliation with, or investment in, the other Funds. To the extent required by applicable law, additional selling stockholders in this category will be added by means of a prospectus supplement.
(16)	John H.N. Fisher, Mark W. Bailey and Barry Schuler are Managing Directors of the general partner entities of Draper Fisher Jurvetson Growth Fund 2006, L.P. that directly hold shares of our Class A common stock and as such, they may be deemed to share voting and investment power over the shares of our Class A common stock being registered for resale.
(17)	Draper Fisher Jurvetson Growth Fund 2006, L.P. has informed us that it may from time to time distribute its shares of Class A common stock to its investors following the filing of the registration statement of which this prospectus forms a part. Those of such transferees that are made known to us based upon written representations from the selling stockholders will be collectively listed in the table under the heading “Draper Fisher Jurvetson Growth Fund 2006, L.P. transferees who beneficially own, in the aggregate, less than 1% of the Class A common stock.”
(18)	This category will include Draper Fisher Jurvetson Growth Fund 2006, L.P. transferees, if any, who may receive shares of Class A common stock distributed by such Fund from time to time following the filing of the registration statement of which this prospectus forms a part. The amounts reflected in this category will not include any other shares of our Class A common stock that any such selling stockholders may be deemed to beneficially own as a result of their affiliation with, or investment in, the other Funds. To the extent required by applicable law, any selling stockholders in this category will be added by means of a prospectus supplement.
(19)	Timothy C. Draper, John H.N. Fisher, Steven T. Jurvetson, Mark W. Bailey and Barry Schuler are Managing Members of Draper Fisher Jurvetson Partners Growth Fund 2006, LLC and share voting and investment power over the shares of our Class A common stock being registered for resale.
(20)	Draper Fisher Jurvetson Partners Growth Fund 2006, LLC has informed us that it may from time to time distribute its shares of Class A common stock to its investors following the filing of the registration statement of which this prospectus forms a part. Those of such transferees that are made known to us based upon written representations from the selling stockholders will be collectively listed in the table under the heading “Draper Fisher Jurvetson Partners Growth Fund 2006, LLC transferees who beneficially own, in the aggregate, less than 1% of the Class A common stock.”
(21)	This category will include Draper Fisher Jurvetson Partners Growth Fund 2006, LLC transferees, if any, who may receive shares of Class A common stock distributed by such Fund from time to time following the filing of the registration statement of which this prospectus forms a part. The amounts reflected in this category will not include any other shares of our Class A common stock that any such selling stockholders may be deemed to beneficially own as a result of their affiliation with, or investment in, the other Funds. To the extent required by applicable law, any selling stockholders in this category will be added by means of a prospectus supplement.
(22)	SCGF III Management, LLC (“SCGF III”) is the General Partner of Sequoia Capital Growth Fund III, LP and has sole voting and investment power over the shares of our Class A common stock being registered for resale. Michael J. Moritz, Douglas Leone, Michael L. Goguen, James J. Goetz, Roelof F. Botha and Jeffery S. Carter are the Managing Members of SCGF III and share such powers.
(23)	Sequoia Capital Growth Fund III, LP has informed us that it may from time to time distribute its shares of Class A common stock to its investors following the filing of the registration statement of which this prospectus forms a part. Those of such transferees that were made known to us based upon written representations from the selling stockholders are collectively listed in the table under the heading “Sequoia Capital Growth Fund III, LP transferees who beneficially own, in the aggregate, less than 1% of the Class A common stock.”

(24)	This category includes selling stockholders who may receive shares of Class A common stock distributed by Sequoia Capital Growth Fund III, LP to its investors following the filing of the registration statement of which this prospectus forms a part. The amounts reflected in this category do not include any other shares of our Class A common stock that such selling stockholders may be deemed to beneficially own as a result of their affiliation with, or investment in, the other Funds. To the extent required by applicable law, additional selling stockholders in this category will be added by means of a prospectus supplement.
(25)	Upon any distribution by Sequoia Capital Growth Fund III, LP to its investors, this category will include certain shares of transferees being registered for resale over which John L. Hennessy, K. Ram Shriram and Shirley M. Tilghman, each a member of the board of directors of Google Inc., exercise shared voting and investment power. To the extent required by applicable law, the number of such shares will be disclosed by means of a prospectus supplement.
(26)	SCGF III is the General Partner of Sequoia Capital Growth III Principals Fund, LLC and has sole voting and investment power over the shares of our Class A common stock being registered for resale. Michael J. Moritz, Douglas Leone, Michael L. Goguen, James J. Goetz, Roelof F. Botha and Jeffery S. Carter are the Managing Members of SCGF III and share such powers.
(27)	Sequoia Capital Growth III Principals Fund, LLC has informed us that it may from time to time distribute its shares of Class A common stock to its investors following the filing of the registration statement of which this prospectus forms a part. Those of such transferees that were made known to us based upon written representations from the selling stockholders are collectively listed in the table under the heading “Sequoia Capital Growth III Principals Fund, LLC transferees who beneficially own, in the aggregate, less than 1% of the Class A common stock.”
(28)	This category includes selling stockholders who may receive the shares of Class A common stock distributed by Sequoia Capital Growth III Principals Fund, LLC to its investors following the filing of the registration statement of which this prospectus forms a part. The amounts reflected in this category do not include any other shares of our Class A common stock that such selling stockholders may be deemed to beneficially own as a result of their affiliation with, or investment in, the other Funds. To the extent required by applicable law, additional selling stockholders in this category will be added by means of a prospectus supplement.
(29)	SCGF III is the General Partner of Sequoia Capital Growth Partners III, LP and has sole voting and investment power over the shares of our Class A common stock being registered for resale. Michael J. Moritz, Douglas Leone, Michael L. Goguen, James J. Goetz, Roelof F. Botha and Jeffery S. Carter are the Managing Members of SCGF III and share such powers.
(30)	Sequoia Capital Growth Partners III, LP has informed us that it may from time to time distribute its shares of Class A common stock to its investors following the filing of the registration statement of which this prospectus forms a part. Those of such transferees that were made known to us based upon written representations from the selling stockholders are collectively listed in the table under the heading “Sequoia Capital Growth Partners III, LP transferees who beneficially own, in the aggregate, less than 1% of the Class A common stock.”
(31)	This category includes selling stockholders who may receive shares of Class A common stock distributed by Sequoia Capital Growth Partners III, LP to its investors following the filing of the registration statement of which this prospectus forms a part. The amounts reflected in this category do not include any other shares of our Class A common stock that such selling stockholders may be deemed to beneficially own as a result of their affiliation with, or investment in, the other Funds. To the extent required by applicable law, additional selling stockholders in this category will be added by means of a prospectus supplement.
(32)	SC XII Management, LLC (“SC XII”) is the General Partner of Sequoia Capital XII, L.P. and has sole voting and investment power over the shares of our common stock being registered for resale. Michael J. Moritz, Douglas Leone, Michael L. Goguen, James J. Goetz and Roelof F. Botha are the Managing Members of SC XII and share such powers.
(33)	Sequoia Capital XII, L.P. has informed us that it may from time to time distribute its shares of Class A common stock to its investors following the filing of the registration statement of which this prospectus forms a part. Those of such transferees that were made known to us based upon written representations from the selling stockholders are collectively listed in the table under the heading “Sequoia Capital XII, L.P. transferees who beneficially own, in the aggregate, less than 1% of the Class A common stock.”
(34)	This category includes selling stockholders who may receive shares of Class A common stock distributed by Sequoia Capital XII, L.P. to its investors following the filing of the registration statement of which this prospectus forms a part. The amounts reflected in this category do not include any other shares of our Class A common stock that such selling stockholders may be deemed to beneficially own as a result of their affiliation with, or investment in, the other Funds. To the extent required by applicable law, additional selling stockholders in this category will be added by means of a prospectus supplement.
(35)	Upon any distribution by Sequoia Capital XII, LP to its investors, this category will include certain shares of transferees being registered for resale over which John L. Hennessy, K. Ram Shriram and Shirley M. Tilghman, each a member of the board of directors of Google Inc., exercise shared voting and investment power. To the extent required by applicable law, the number of such shares will be disclosed by means of a prospectus supplement.
(36)	SC XII is the General Partner of Sequoia Capital XII Principals Fund, LLC and has sole voting and investment power over the shares of our Class A common stock being registered for resale. Michael J. Moritz, Douglas Leone, Michael L. Goguen, James J. Goetz and Roelof F. Botha are the Managing Members of SC XII and share such powers.
(37)	Sequoia Capital XII Principals Fund, LLC has informed us that it may from time to time distribute its shares of Class A common stock to its investors following the filing of the registration statement of which this prospectus forms a part. Those of such transferees that were made known to us based upon written representations from the selling stockholders are collectively listed in the table under the heading “Sequoia Capital XII Principals Fund, LLC transferees who beneficially own, in the aggregate, less than 1% of the Class A common stock.”
(38)	This category includes selling stockholders who may receive shares of Class A common stock distributed by Sequoia Capital XII Principals Fund, LLC to its investors following the filing of the registration statement of which this prospectus forms a part. The amounts reflected in this category do not include any other shares of our Class A common stock that such selling stockholders may be deemed to beneficially own as a result of their affiliation with, or investment in, the other Funds. To the extent required by applicable law, additional selling stockholders in this category will be added by means of a prospectus supplement.

(39)	SC XII is the General Partner of Sequoia Technology Partners XII, LP and has sole voting and investment power over the shares of our Class A common stock being registered for resale. Michael J. Moritz, Douglas Leone, Michael L. Goguen, James J. Goetz and Roelof F. Botha are the Managing Members of SC XII and share such powers.
(40)	Sequoia Technology Partners XII, LP has informed us that it may from time to time distribute its shares of Class A common stock to its investors following the filing of the registration statement of which this prospectus forms a part. Those of such transferees that were made known to us based upon written representations from the selling stockholders are collectively listed in the table under the heading “Sequoia Technology Partners XII, LP transferees who beneficially own, in the aggregate, less than 1% of the Class A common stock.”
(41)	This category includes selling stockholders who may receive shares of Class A common stock distributed by Sequoia Technology Partners XII, LP to its investors following the filing of the registration statement of which this prospectus forms a part. The amounts reflected in this category do not include any other shares of our Class A common stock that such selling stockholders may be deemed to beneficially own as a result of their affiliation with, or investment in, the other Funds. To the extent required by applicable law, additional selling stockholders in this category will be added by means of a prospectus supplement.
(42)	To the extent required by applicable law, additional selling stockholders in this category will be added by means of a prospectus supplement.
(43)	The total number of shares shown in this table will exceed the number of shares of our Class A common stock being registered for resale because the table includes expected transferees for each of the Funds. The shares of our Class A common stock will either be sold by the Funds and/or their respective transferees.

PLAN OF DISTRIBUTION

The shares of Class A common stock listed in the table appearing under “Selling Stockholders” are being registered to permit public secondary trading of these shares by the holders of such shares from time to time after the date of this prospectus. Registration of the shares of Class A common stock covered by this prospectus does not mean, however, that those shares of Class A common stock necessarily will be offered or sold. We will not receive any of the proceeds from the sale of the Class A common stock by the selling stockholders.

The selling stockholders may sell such shares of Class A common stock from time to time directly to purchasers or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	through The Nasdaq Global Select Market or on any national securities exchange or quotation service on which the shares of Class A common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the exercise of purchased or written options;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law and our insider trading policy.

In connection with sales of the Class A common stock or otherwise, a selling stockholder that is neither an employee of Google Inc. nor otherwise subject to our insider trading policy may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging the positions they assume and such selling stockholder may also sell short the shares of Class A common stock and deliver such shares to close out such short positions, or loan or pledge shares of Class A common stock to broker-dealers that in turn may sell such securities.

If underwriters are used in a firm commitment underwriting, the selling stockholders will execute an underwriting agreement with those underwriters relating to the shares of Class A common stock that the selling stockholders will offer. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the shares of Class A common stock will be subject to conditions. The underwriters, if any, will purchase such shares on a firm commitment basis and will be obligated to purchase all of such shares.

The shares of Class A common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares of Class A common stock for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling stockholders may authorize underwriters to solicit offers by institutions to purchase the shares of Class A common stock subject to the underwriting agreement from the selling stockholders at the public offering price stated in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If the selling stockholders sell shares of Class A common stock pursuant to these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the shares of Class A common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealer transactions may include:

•	purchases of the shares of Class A common stock by a broker-dealer as principal and resales of the shares of Class A common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

If dealers are utilized in the sale of shares of Class A common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required by applicable law.

The selling stockholders may also sell shares of the Class A common stock through agents designated by them from time to time. We will name any agent involved in the offer or sale of such shares and will list commissions payable by the selling stockholders to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell any of the shares of Class A common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholders may indemnify underwriters, dealers or agents who participate in the distribution of the shares of Class A common stock against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments that these underwriters, dealers or agents may be required to make.

The aggregate proceeds to the selling stockholders from the sale of the shares of Class A common stock offered by the selling stockholders hereby will be the purchase price of such shares less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Class A common stock to be made directly or through agents.

In order to comply with the securities laws of some states, if applicable, the shares of Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of Class A common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

We are not aware of any plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of Class A common stock by the selling stockholders. We do not assure you that the selling stockholders will sell any or all of the shares of Class A common stock offered by them pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares of Class A common stock by other means not described in this prospectus. Moreover, any shares of Class A common stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

For a description of our Class A common stock, see the description contained in our Registration Statement on Form 10, filed with the SEC on July 7, 2004, which is incorporated herein by reference.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents previously filed with the SEC are hereby incorporated by reference in this prospectus (other than filings or portions of filings that are either (i) described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) furnished under applicable SEC rules rather than filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 12, 2010 (the “Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 5, 2010;

•	the information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on March 29, 2010;

•

our Current Reports on Form 8-K, filed with the SEC on January 13, 2010, January 19, 2010, January 21, 2010 (with respect only to Item 8.01), January 22, 2010, March 5, 2010, April 15, 2010 (with respect only to Item 8.01) and May 17, 2010; and

•

the description of our Class A common stock contained in our Registration Statement on Form 10, filed with the SEC on July 7, 2004 pursuant to Section 12(g) of the Exchange Act and effective as of June 28, 2004.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed.

Google Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:

Google Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

(650) 253-0000

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

Our internet address is www.google.com and the investor relations section of our website is located at http://investor.google.com. We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on, or accessible through, our websites that is not specifically incorporated by reference herein is not a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The shares of Class A common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Class A common stock.

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act. Under the shelf registration process, certain selling stockholders may offer from time to time up to an aggregate of 1,076,123 shares of Class A common stock received by them directly or indirectly from Google Inc. in our acquisition of AdMob, Inc. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Google Inc. and the shares of our Class A common stock, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth fees and expenses payable by the registrant in connection with the issuance and distribution of the shares of Class A common stock being registered hereby. All amounts set forth below are estimates.

Amount to Be Paid
Commission registration fee	$37,686
Printing fees	5,000
Legal fees and expenses	150,000
Accounting fees and expenses	10,000
Miscellaneous	5,000

Total	$207,686

Item 15.	Indemnification of Officers and Directors.

As of the date of this filing, Section 145 of the Delaware General Corporation Law provides in regard to indemnification of directors and officers as follows:

145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s third amended and restated certificate of incorporation (the “certificate of incorporation”) includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the registrant (the “bylaws”) provide that:

•

The registrant will indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•

The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer will undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend or repeal the bylaw or certificate of incorporation provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and that allow for certain additional procedural protections. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

The registration rights agreement between the registrant and certain investors provides for cross-indemnification in connection with registration of the registrant’s Class A common stock on behalf of such investors.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

In connection with an offering of the Class A common stock registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

The following exhibits are included herein or incorporated herein by reference:

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by reference herein
		From	Date

1.01	Form of Underwriting Agreement *

3.01	Third Amended and Restated Certificate of Incorporation of registrant as filed August 24, 2004	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 9, 2004

3.02	Amended and Restated Bylaws of registrant, effective as of August 24, 2004	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 9, 2004

4.01	Registration Rights Agreement dated as of November 7, 2009	Filed herewith

4.02	Specimen Class A Common Stock Certificate	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 18, 2004

5.01	Opinion of Cleary Gottlieb Steen & Hamilton LLP	Filed herewith

23.01	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.02	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.01 to this Registration Statement)	Filed herewith

24.01	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)	Filed herewith

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 25, 2010.

GOOGLE INC.

By:	/s/ ERIC E. SCHMIDT
Eric E. Schmidt
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric E. Schmidt and Patrick Pichette, and each of them acting individually, as his attorney in fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ ERIC E. SCHMIDT
Eric E. Schmidt	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 25, 2010

/s/ PATRICK PICHETTE
Patrick Pichette	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2010

Sergey Brin	President of Technology and Director

/s/ LARRY PAGE
Larry Page	President of Products and Director	June 25, 2010

/s/ L. JOHN DOERR
L. John Doerr	Director	June 25, 2010

/s/ JOHN L. HENNESSY	Director	June 25, 2010
John L. Hennessy

/s/ ANN MATHER	Director	June 25, 2010
Ann Mather

/s/ PAUL S. OTELLINI	Director	June 25, 2010
Paul S. Otellini

/s/ K. RAM SHRIRAM	Director	June 25, 2010
K. Ram Shriram

/s/ SHIRLEY M. TILGHMAN	Director	June 25, 2010
Shirley M. Tilghman

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by reference herein

		From	Date

1.01	Form of Underwriting Agreement *

3.01	Third Amended and Restated Certificate of Incorporation of registrant as filed August 24, 2004	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 9, 2004

3.02	Amended and Restated Bylaws of registrant, effective as of August 24, 2004	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 9, 2004

4.01	Registration Rights Agreement dated as of November 7, 2009	Filed herewith

4.02	Specimen Class A Common Stock Certificate	Registration Statement on Form S-l, as amended (File No. 333-114984)	August 18, 2004

5.01	Opinion of Cleary Gottlieb Steen & Hamilton LLP	Filed herewith

23.01	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.02	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.01 to this Registration Statement)	Filed herewith

24.01	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)	Filed herewith

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.